Exhibit 99.4

Builders FirstSource, Inc.

Offer to Exchange

up to $275,000,000 Aggregate Principal Amount of Second Priority
Senior Secured Floating Rate Notes Due 2012, Which Have Been
Registered under the Securities Act of 1933, As Amended
for
Any and All Outstanding Second Priority
Senior Secured Floating Rate Notes Due 2012

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                      , 2005, UNLESS EARLIER TERMINATED OR EXTENDED BY BUILDERS FIRSTSOURCE, INC.

 September      , 2005

To Our Clients:

Enclosed for your consideration is a Prospectus, dated September      , 2005 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Builders FirstSource, Inc. (the “Company”) to exchange an aggregate principal amount of up to $275,000,000 of our Second Priority Senior Secured Floating Rate Notes due 2012 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of our issued and outstanding Second Priority Senior Secured Floating Rate Notes due 2012 (the “Old Notes”), which were issued on February 11, 2005 in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of February 11, 2005, among the Company, the guarantors party thereto, and the initial purchasers of the Old Notes. The New Notes are substantially identical to the Old Notes, except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights, and certain liquidated damages provisions relating to the Old Notes do not apply to the New Notes. The Exchange Offer is made on the terms and is subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal.

The enclosed materials are being forwarded to you as the beneficial owner of Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless the Exchange Offer is earlier terminated or extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The exchange offer— Conditions to the Exchange Offer.”

1

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2005, unless the Exchange Offer is earlier terminated or extended by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing, and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

2

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Builders FirstSource, Inc. with respect to its Old Notes.

This will instruct you to tender all of the outstanding Old Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus, dated September      , 2005, and the related Letter of Transmittal.

☐	Please tender the Old Notes held by you for my account as indicated below:

Second Priority Senior Secured Floating Rate Notes due 2012 $

(Aggregate Principal Amount of Old Notes)

☐	Please do not tender any Old Notes held by you for my account.

Signature(s)

Please print name(s)

Print Address(es)

Zip Code

Area Code and Telephone Number(s)

Tax Identification or Social Security Number(s)

Date

NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.

3